UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The WhiteWave Foods Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement supplement, dated April 6, 2016, supplements the definitive proxy statement (the “Proxy Statement”) of The WhiteWave Foods Company (the “Company”) filed with the Securities and Exchange Commission on March 30, 2016, relating to the Company’s Annual Meeting of Stockholders to be held on May 12, 2016. The purpose of this supplement is solely to correct computational errors in the “Estimated Payments Upon Termination Following a Change in Control” table on page 57 of the Proxy Statement and the “Estimated Payments Upon a Qualified Termination” table on page 59 of the Proxy Statement. These tables, after correction of these errors, are as follows:

Estimated Payments Upon Termination Following a Change in Control

Name	Severance Amount ($)(1)	Early Vesting of Stock Awards ($)(2)	Early Vesting of Stock Options/SARs ($)(3)	Other ($)(4)	Total ($)
Gregg L. Engles	7,591,800	9,842,401	5,811,149	100,486	23,345,836
Kelly J. Haecker	2,581,800	2,130,556	1,350,377	97,148	6,159,881
Blaine E. McPeak	3,736,800	2,841,870	1,920,520	98,181	8,597,370
Bernard P.J. Deryckere	3,227,786	1,636,088	809,020	371,154	6,044,047
Kevin C. Yost	3,001,800	2,147,949	1,542,006	96,785	6,788,539

Estimated Payments Upon a Qualified Termination

Name	Severance Amount ($)(2)	Cash in Lieu of Unvested RSUs/PSUs ($)(3)	Cash in Lieu of Unvested Stock Options/ SARs ($)(4)	Other ($)(5)	Total ($)
Gregg L. Engles	5,040,000	6,749,559	5,039,996	251,676	17,081,230
Kelly J. Haecker	1,700,000	1,351,009	1,173,220	50,000	4,274,230
Blaine E. McPeak	2,470,000	1,889,320	1,653,921	50,000	6,063,241
Bernard P.J. Deryckere (6)	3,227,786	1,120,884	684,973	371,154	5,404,797
Kevin C. Yost	1,980,000	1,497,768	1,983,186	50,000	5,510,954

The footnotes to and narrative description accompanying each table remain as contained in the proxy statement.

Except as specifically revised by the information contained herein, this supplement does not revise or update any of the other information set forth in the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.